News Release

Unisys Announces Second-Quarter Results

Full-Year Revenue Expectations Unchanged, First Detailed Post COVID-19 Perspective on Profitability Expectations, Sequential Services Margin Expansion and Strong Liquidity Position

Beginning January 1, 2020, the historical results of the company’s U.S. Federal business have been reflected in the company’s consolidated financial statements as discontinued operations. Prior-period financial statements have been reclassified to reflect the company’s U.S. Federal business as discontinued operations. Throughout this release we will only refer to the company’s continuing operations.

•Full-year revenue expectations unchanged relative to end of Q1 at (10)% YoY
•Current expectations for full-year non-GAAP operating profit margin between 5.2% and 6.7%
•Services gross profit margin of 15.5%, up 260 basis points sequentially
•Strong cash balance of $782 million, relative to $790 million at the end of the first quarter
•Total company revenue of $439 million, relative to $569 million in prior-year period
•Total company operating profit margin of (1.9)%, relative to 9.3% in prior-year period, largely due to timing of ClearPath Forward® renewals within Technology
•Non-GAAP operating profit(5) margin of 0.2%, relative to 9.8% in prior-year period
•Total company pipeline(2) up 10.1% sequentially versus the first quarter
•Services Total Contract Value(3) (“TCV”) up 1.4% year over year

BLUE BELL, Pa., August 4, 2020 – Unisys Corporation (NYSE: UIS) today reported second-quarter 2020 financial results. “Our revenue expectations are unchanged for the full year 2020 and we now have enough visibility to provide profitability expectations for the year. Our client satisfaction is high, represented by an industry-leading Net Promoter Score, and our liquidity is strong coming out of the most challenging COVID-19 quarter.” said Unisys Chairman and CEO Peter A. Altabef. “Approximately half of the year-over-year revenue decline in the quarter was due to COVID-related impacts within Services. The rest was driven by intra-year shifts in ClearPath Forward® renewal timing, currency movement and expected declines in our check-processing JV. While non-GAAP operating profit was down year over year, over 90 percent of this was due to lighter ClearPath Forward renewals in the quarter, which we view as a timing issue only.”

Second-Quarter 2020 Highlights

	Revenue Growth				Profitability
	Revenue Growth	Services Revenue Growth	Technology Revenue Growth		Operating Profit Margin		Net Income Margin		EBITDA Margin		Diluted EPS
GAAP	(22.9)%	(17.7)%	(51.6)%	GAAP	(1.9)%		(17.4)%		(4.1)%		$(1.21)
Constant-Currency (GAAP)	(19.8)%	(14.4)%	(49.7)%	YoY Change	(1,220)	bps	(1,750)	bps	(1,430)	bps	N/M
Non-GAAP	(22.0)%	(16.5)%	N/A	Non-GAAP	0.2%		(2.2)%		11.4%		$0.15
				YoY Change	(960)	bps	(820)	bps	(540)	bps	N/M
Beginning January 1, 2020, the historical results of the company’s U.S. Federal business have been reflected in the company’s consolidated financial statements as discontinued operations. Prior-period amounts have been reclassified to reflect the company’s U.S. Federal business as discontinued operations. Throughout this release we only refer to the company’s continuing operations.

Summary of Second-Quarter 2020 Business Results

Company:
Second-quarter revenue was $438.8 million, versus $569.4 million in the prior-year period, down 22.9% year over year (down 19.8% on a constant-currency(1) basis). Non-GAAP adjusted revenue(4) was $438.8 million, relative to $562.9 million in the prior-year period. Of the year-over-year declines, approximately half were due to impacts of COVID-19, including declines in field services, travel and transportation and volume-based BPO contracts; while the rest were due to the timing of ClearPath Forward contract renewals, currency movement and expected declines in the company’s UK-based check-processing JV.

Second-quarter total company operating profit was $(8.5) million, versus $53.0 million in the prior-year period, and operating profit margin was (1.9)%, versus 9.3% in the second quarter of 2019. Total company non-GAAP operating profit was $0.8 million, versus $55.3 million in the prior-year period, and non-GAAP operating profit margin was 0.2%, versus 9.8% in the second quarter of 2019. Of the year-over-year decline in non-GAAP operating profit, $50.2 million was attributable to the flow through effect of lower Technology revenue (due to ClearPath Forward renewal timing) on a relatively fixed base of software development and support costs.

Net loss for the second quarter was $76.5 million versus net income of $0.7 million in the prior-year period. Similarly, the loss per share was $1.21, compared to earnings per share of $0.01 in the prior-year period. These metrics were impacted by $66.8 million of charges ($1.06 per share) in the period, including $28.5 million related to the early extinguishment of debt associated with the repayment of the previously-outstanding senior secured notes. Non-GAAP net loss for the second quarter was $9.7 million, versus non-GAAP net income of $33.6 million in the prior-year period. Non-GAAP diluted loss per share(9) was $0.15, versus non-GAAP earnings per share of $0.52 in the prior-year period. These year-over-year declines were largely due to the issues noted above with respect to revenue and operating profit.

Adjusted EBITDA(8) was $50.2 million, relative to $94.5 million in the prior-year period, due to the issues noted above with respect to revenue and operating profit. Net income margin was (17.4)%, compared to 0.1% in the prior-year period, due to the profitability and charges noted above. Adjusted EBITDA margin was 11.4%, relative to 16.8% in the prior-year period.

Second-quarter cash used in operations was $14.2 million, versus operating cash flow of $50.9 million in the prior-year period. Adjusted free cash flow(11) was $(37.1) million, versus $14.3 million in the prior-year period. The year-over-year cash flow comparisons were impacted by significantly higher Technology revenue in the second quarter of 2019, based on ClearPath Forward renewal timing. At June 30, 2020, the company had $782.2 million in cash and cash equivalents, relative to $789.6 million at the end of the first quarter.

Pipeline:
Total company pipeline was up 10.1% sequentially versus the end of the first quarter.

Full-Year Expectations:
Full-year revenue expectations are unchanged relative to the end of the first quarter at (10)% YoY. Profitability expectations were not provided in the first quarter; however, the company’s current expectations for full-year non-GAAP operating profit margin are between 5.2% and 6.7%.

Services:
Services revenue in the second quarter was $396.0 million, relative to $481.0 million in the prior-year period, down 17.7% year over year (down 14.4% in constant-currency). Services non-GAAP adjusted revenue was $396.0 million, relative to $474.5 million in the prior-year period. These declines were largely due to the COVID-19-related impact on field services, travel and transportation and volume-based BPO contracts, as well as anticipated declines in the company’s UK-based check-processing JV. Services gross profit margin was 15.5%, versus 16.5% in the second quarter of 2019 and up 260 basis points sequentially versus the first quarter. Non-GAAP adjusted Services gross profit margin(6) was up 20 basis points year over year to 15.5%, versus 15.3% in the prior-year period, and was up 280 basis points sequentially. Services operating profit margin was (0.4)%, versus 1.9% in the second quarter of 2019. Second-quarter non-GAAP adjusted Services operating profit(7) margin was (0.4)%, versus 0.5% in the prior-year period, and was up 310 basis points sequentially. The year-over-year declines in operating profit margin were largely due to the flow-through impact of lower revenues against SG&A costs that are more fixed in the short-term, relative to cost of revenue. Services backlog was $3.6 billion, relative to $3.7 billion at the end of the first quarter. Services TCV was up 1.4% year over year.

Technology:
Second-quarter Technology revenue was $42.8 million, relative to $88.4 million in the prior-year period, down 51.6% year over year (down 49.7% in constant currency), largely driven by intra-year timing shifts of four ClearPath Forward contract renewals. Two of these were signed earlier than expected as noted in the first quarter, and two were delayed from the second quarter and are now expected to be signed in the third quarter. Second-quarter Technology gross profit margin was 42.0%, compared to 78.1% in the prior-year period. Technology operating profit margin was 2.2%, versus 56.7% in the prior-year period. Technology costs are largely related to software development and overhead and so are relatively fixed in the short term. As a result, margins in Technology were down more significantly than the declines in Services.

Select First-Quarter Contract Signings:
In the Second quarter, the company entered into several noteworthy contracts:
•Focus on InteliServe™: Unisys has extended and expanded its relationship with a leading provider of innovative technology solutions for the treatment of cancer and brain disorders. Unisys will now deliver its InteliServe solution alongside technology from ServiceNow® to enable omnichannel service desk support for improved end user experience and lower cost. The engagement is also designed with a focus on flexibility to allow for the fast integration of new technology and services as the company evolves its digital workplace and growth agendas.
•Focus on CloudForte®: Unisys entered into a new expanded contract with a global commercial real estate services firm for whom Unisys had previously been providing IT service management (ITSM) and managed services support. Under this new-scope contract, Unisys will now provide a full suite of IT outsourcing services, including CloudForte to optimize their cloud environment. Unisys will also provide InteliServe to automate the client’s digital workplace support experience, highlighting Unisys’ ability to provide best-in-class solutions and services across a wide spectrum of today’s digital business needs.
•Focus on Security Services: A Unisys partner secured a multi-year contract with a leading U.S.-based service organization to provide Unisys Stealth® security software and deployment services, establishing a software-defined perimeter that uses identity-based micro-segmentation to reduce their attack surface globally and protect critical applications across an assortment of IT infrastructures; including data centers, retail stores, and distribution centers.

Tax Asset Plan Termination
The company announced that its board of directors [unanimously] approved the early termination of its one-year Tax Asset Protection Plan (the “Plan”), adopted on February 5, 2020, advancing the expiration date from February 5, 2021 to August 4, 2020. Stockholders do not have to take any action as a result of the early termination. The Plan was designed to protect Unisys’ valuable tax assets in connection with the sale of its U.S. Federal business to Science Applications International Corp. (NYSE: SAIC), which was completed on March 13, 2020 (the “Transaction”), by discouraging persons from acquiring more than 4.9% of Unisys’ common stock. Following the completion of the Transaction, Unisys’ board of directors determined that the Plan is no longer necessary to protect such tax assets and that termination of the Plan is in the best interests of its stockholders. Tax asset protection plans similar to the Plan may be adopted in the future if the board of directors determines that it is in the best interests of the company and its stockholders at that time.

Conference Call
Unisys will hold a conference call today at 5:00 p.m. Eastern Time to discuss its results. The listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor website at www.unisys.com/investor. Following the call, an audio replay of the webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Constant currency – The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

(2) Pipeline – Pipeline represents prospective sale opportunities being pursued or for which bids have been submitted. There is no assurance that pipeline will translate into recorded revenue.

(3) Total Contract Value – TCV is the estimated total contractual revenue related to contracts signed in the period without regard for cancellation terms. New business TCV represents TCV attributable to new scope for existing clients and new logo contracts.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (“GAAP”), the company’s results reflect revenue and charges that the company believes are not indicative of its ongoing operations and that can make its revenue, profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of certain portions of revenue, post-retirement, debt exchange and extinguishment and cost-reduction and other expenses. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(4) Non-GAAP adjusted revenue – In 2019 and 2020, the company’s non-GAAP results reflect adjustments to exclude certain revenue and related profit relating to reimbursements from the company’s check-processing JV partners for restructuring expenses included as part of the company’s restructuring program.

(5) Non-GAAP operating profit – The company recorded pretax post-retirement expense and pretax charges in connection with cost-reduction activities, debt exchange/extinguishment and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance, which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance. During 2019 and 2020, the company included the non-GAAP adjustments discussed in (4) herein.

(6) Non-GAAP adjusted Services gross profit – During 2019 and 2020, the company included the adjustments discussed in (4) herein.

(7) Non-GAAP adjusted Services operating profit – During 2019 and 2020, the company included the adjustments discussed in (4) herein.

(8) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) from continuing operations attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income), provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes post-retirement, debt exchange/extinguishment, and cost-reduction and other expenses, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation. During 2019 and 2020, the company included the adjustments discussed in (4) herein.

(9) Non-GAAP diluted earnings per share – The company has recorded post-retirement expense and charges in connection with debt exchange/extinguishment and cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts. During 2019 and 2020, the company included the adjustments discussed in (4) herein.

(10) Free cash flow – The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts used for reinvestment.

(11) Adjusted free cash flow – Because inclusion of the company’s post-retirement contributions, discontinued operations and cost-reduction charges/reimbursements and other payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

About Unisys
Unisys is a global information technology company that builds high-performance, security-centric solutions for the most demanding businesses and governments. Unisys offerings include security software and services; digital transformation and workplace services; industry applications and services; and innovative software operating environments for high-intensity enterprise computing. For more information on how Unisys builds better outcomes securely for its clients across the Government, Financial Services and Commercial markets, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections or expectations of earnings, revenues, annual contract value, total contract value, new business ACV or TCV, backlog or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include, but are not limited to, the following: our business and results of operations and our financial condition has been and is expected to continue to be impacted by the outbreak of COVID-19 and such impact could be materially adverse, our ability to improve revenue and margins in our services business; our ability to maintain our installed base and sell new solutions; the potential adverse effects of aggressive competition in the information services and technology marketplace; our significant pension obligations and required cash contributions and requirements to make additional significant cash contributions to our defined benefit pension plans; our ability to effectively anticipate and respond to volatility and rapid technological innovation in our industry; our ability to retain significant clients; our contracts may not be as profitable as expected or provide the expected level of revenues; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; our ability to access financing markets; the adverse effects of a reduction in our credit rating; cybersecurity breaches could result in significant costs and could harm our business and reputation; we may not achieve the operational and financial results that we anticipate from the sale of our U.S. Federal business; the business and financial risk in implementing future acquisitions or dispositions; the adverse effects of global economic conditions, acts of war, terrorism, natural disasters or the widespread outbreak of infectious diseases; the impact of Brexit could adversely affect the company’s operations in the United Kingdom as well as the funded status of the company’s U.K. pension plans; our ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; a significant disruption in our IT systems could adversely affect our business and reputation; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the performance and capabilities of third parties with whom we have commercial relationships; our ability to use our net operating loss carryforwards and certain other tax attributes may be limited; an involuntary termination of the company’s U.S. qualified defined benefit pension plans; the potential for intellectual property infringement claims to be asserted against us or our clients; the possibility that legal proceedings could affect our results of operations or cash flow or may adversely affect our business or reputation; and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-Q and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com
###

RELEASE NO.: 1029/9721
Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder. UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Services	$396.0	$481.0	$821.9	$955.0
Technology	42.8	88.4	132.3	168.9
	438.8	569.4	954.2	1,123.9
Costs and expenses
Cost of revenue:
Services	340.0	399.1	715.7	795.9
Technology	23.9	17.7	50.5	50.3
	363.9	416.8	766.2	846.2
Selling, general and administrative	80.2	92.4	167.0	183.3
Research and development	3.2	7.2	9.4	16.2
	447.3	516.4	942.6	1,045.7
Operating income (loss)	(8.5)	53.0	11.6	78.2
Interest expense	4.6	16.2	18.5	31.7
Other expense, net	(53.7)	(28.9)	(101.8)	(59.3)
Income (loss) from continuing operations before income taxes	(66.8)	7.9	(108.7)	(12.8)
Provision for income taxes	9.7	3.6	20.5	13.0
Consolidated net income (loss) from continuing operations	(76.5)	4.3	(129.2)	(25.8)
Net income attributable to noncontrolling interests	—	3.6	0.5	6.2
Net income (loss) from continuing operations attributable to Unisys Corporation	(76.5)	0.7	(129.7)	(32.0)
Income (loss) from discontinued operations, net of tax	(2.1)	25.5	1,066.4	38.8
Net income (loss) attributable to Unisys Corporation	$(78.6)	$26.2	$936.7	$6.8
Earnings (loss) per share attributable to Unisys Corporation
Basic
Continuing operations	$(1.21)	$0.01	$(2.06)	$(0.62)
Discontinuing operations	(0.04)	0.50	16.97	0.75
Total	$(1.25)	$0.51	$14.91	$0.13
Diluted
Continuing operations	$(1.21)	$0.01	$(2.06)	$(0.62)
Discontinuing operations	(0.04)	0.49	16.97	0.75
Total	$(1.25)	$0.50	$14.91	$0.13

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	Eliminations	Services	Technology
Three Months Ended June 30, 2020
Customer revenue	$438.8	$—	$396.0	$42.8
Intersegment	—	(2.4)	—	2.4
Total revenue	$438.8	$(2.4)	$396.0	$45.2
Gross profit percent	17.1%		15.5%	42.0%
Operating profit (loss) percent	(1.9)%		(0.4)%	2.2%
Three Months Ended June 30, 2019
Customer revenue	$569.4	$—	$481.0	$88.4
Intersegment	—	(2.1)	—	2.1
Total revenue	$569.4	$(2.1)	$481.0	$90.5
Gross profit percent	26.8%		16.5%	78.1%
Operating profit percent	9.3%		1.9%	56.7%

	Total	Eliminations	Services	Technology
Six Months Ended June 30, 2020
Customer revenue	$954.2	$—	$821.9	$132.3
Intersegment	—	(4.9)	—	4.9
Total revenue	$954.2	$(4.9)	$821.9	$137.2
Gross profit percent	19.7%		14.2%	59.6%
Operating profit percent	1.2%		(1.9)%	31.5%
Six Months Ended June 30, 2019
Customer revenue	$1,123.9	$—	$955.0	$168.9
Intersegment	—	(4.5)	—	4.5
Total revenue	$1,123.9	$(4.5)	$955.0	$173.4
Gross profit percent	24.7%		15.8%	68.6%
Operating profit percent	7.0%		0.8%	45.9%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$782.2	$538.8
Accounts receivable, net	364.5	417.7
Contract assets	39.0	38.4
Inventories	14.8	16.4
Prepaid expenses and other current assets	119.6	100.7
Current assets of discontinued operations	—	109.3
Total current assets	1,320.1	1,221.3
Properties	761.2	784.0
Less-accumulated depreciation and amortization	652.7	668.0
Properties, net	108.5	116.0
Outsourcing assets, net	182.1	202.1
Marketable software, net	187.5	186.8
Operating lease right-of-use assets	66.3	71.4
Prepaid postretirement assets	136.1	136.2
Deferred income taxes	109.0	114.0
Goodwill	108.6	110.4
Restricted cash	10.2	13.0
Other long-term assets	170.9	198.9
Long-term assets of discontinued operations	—	133.9
Total assets	$2,399.3	$2,504.0
Liabilities and deficit
Current liabilities:
Notes payable	$60.3	$—
Current maturities of long-term-debt	97.5	13.5
Accounts payable	161.6	204.3
Deferred revenue	217.8	246.4
Other accrued liabilities	255.6	316.7
Current liabilities of discontinued operations	—	146.4
Total current liabilities	792.8	927.3
Long-term debt	47.3	565.9
Long-term postretirement liabilities	1,574.4	1,960.2
Long-term deferred revenue	130.4	147.0
Long-term operating lease liabilities	47.9	56.0
Other long-term liabilities	45.2	47.6
Long-term liabilities of discontinued operations	—	28.3
Commitments and contingencies
Total Unisys Corporation stockholders’ deficit	(274.3)	(1,265.4)
Noncontrolling interests	35.6	37.1
Total deficit	(238.7)	(1,228.3)
Total liabilities and deficit	$2,399.3	$2,504.0

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Consolidated net loss from continuing operations	$(129.2)	$(25.8)
Income from discontinued operations, net of tax	1,066.4	38.8
Adjustments to reconcile consolidated net loss to net cash used for operating activities:
Gain on sale of U.S. Federal business	(1,057.4)	—
Loss on debt extinguishment	28.5	—
Foreign currency translation losses	15.3	5.3
Non-cash interest expense	2.7	5.4
Employee stock compensation	8.0	7.3
Depreciation and amortization of properties	15.6	17.8
Depreciation and amortization of outsourcing assets	32.7	31.7
Amortization of marketable software	36.0	21.6
Other non-cash operating activities	1.3	(0.2)
Loss on disposal of capital assets	0.5	1.3
Postretirement contributions	(333.0)	(47.7)
Postretirement expense	48.4	47.1
Deferred income taxes, net	(7.0)	2.7
Changes in operating assets and liabilities:
Receivables, net	39.6	10.1
Inventories	1.4	(0.3)
Accounts payable and current liabilities	(161.5)	(140.3)
Other liabilities	2.6	16.9
Other assets	(3.0)	(11.2)
Net cash used for operating activities	(392.1)	(19.5)
Cash flows from investing activities
Net proceeds from sale of U.S. Federal business	1,159.4	—
Proceeds from investments	1,735.3	1,704.1
Purchases of investments	(1,755.9)	(1,706.9)
Investment in marketable software	(36.7)	(37.2)
Capital additions of properties	(10.6)	(20.8)
Capital additions of outsourcing assets	(15.8)	(39.7)
Net proceeds from sale of properties	—	(0.2)
Other	(0.2)	(0.4)
Net cash provided by (used for) investing activities	1,075.5	(101.1)
Cash flows from financing activities
Proceeds from notes payable	60.3	—
Proceeds from issuance of long-term debt	4.0	28.1
Payments of long-term debt	(448.4)	(10.5)
Cash paid for debt extinguishment	(23.7)	—
Other	(4.7)	(4.5)
Net cash (used for) provided by financing activities	(412.5)	13.1
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(30.3)	0.9
Increase (decrease) in cash, cash equivalents and restricted cash	240.6	(106.6)
Cash, cash equivalents and restricted cash, beginning of period	551.8	624.1
Cash, cash equivalents and restricted cash, end of period	$792.4	$517.5

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2020	2019	2020	2019
	GAAP net income (loss) from continuing operations attributable to Unisys Corporation	$(76.5)	$0.7	$(129.7)	$(32.0)

Postretirement expense:	pretax	24.9	23.6	48.4	47.1
	tax	0.4	—	0.7	(0.1)
	net of tax	24.5	23.6	47.7	47.2

Debt extinguishment, cost reduction and other expenses:	pretax	42.8	7.0	73.7	10.6
	tax	0.5	0.3	1.1	1.0
	net of tax	42.3	6.7	72.6	9.6
	minority interest	—	2.6	0.4	3.3
	net of minority interest	42.3	9.3	73.0	12.9

	Non-GAAP net income (loss) from continuing operations attributable to Unisys Corporation	(9.7)	33.6	(9.0)	28.1

	Add interest expense on convertible notes	—	5.0	—	10.0

	Non-GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share	$(9.7)	$38.6	$(9.0)	$38.1

	Weighted average shares (thousands)	63,010	51,782	62,830	51,600

Plus incremental shares from assumed conversion:
	Employee stock plans	—	328		422
	Convertible notes	—	21,868	—	21,868

	Non-GAAP adjusted weighted average shares	63,010	73,978	62,830	73,890

	Diluted earnings (loss) per share from continuing operations

	GAAP basis
	GAAP net income (loss) from continuing operations attributable to Unisys Corporation for diluted earnings per share	$(76.5)	$0.7	$(129.7)	$(32.0)

	Divided by weighted average shares	63,010	52,110	62,830	51,600

	GAAP diluted earnings (loss) per share	$(1.21)	$0.01	$(2.06)	$(0.62)

	Non-GAAP basis
	Non-GAAP net income (loss) from continuing operations attributable to Unisys Corporation for diluted earnings per share	$(9.7)	$38.6	$(9.0)	$38.1

Divided by Non-GAAP adjusted weighted average shares		63,010	73,978	62,830	73,890

Non-GAAP diluted earnings (loss) per share		$(0.15)	$0.52	$(0.14)	$0.52

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Cash (used for) provided by operations	$(14.2)	$50.9	$(392.1)	$(19.5)
Additions to marketable software	(19.4)	(19.2)	(36.7)	(37.2)
Additions to properties	(5.0)	(10.1)	(10.6)	(20.8)
Additions to outsourcing assets	(11.0)	(10.3)	(15.8)	(39.7)
Free cash flow	(49.6)	11.3	(455.2)	(117.2)
Postretirement funding	5.3	24.6	333.0	47.7
Discontinued operations	(0.1)	(34.0)	(9.1)	(51.7)
Debt extinguishment, cost reduction and other payments, net of reimbursements	7.3	12.4	17.1	21.9
Adjusted free cash flow	$(37.1)	$14.3	$(114.2)	$(99.3)

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income ( loss) from continuing operations attributable to Unisys Corporation	$(76.5)	$0.7	$(129.7)	$(32.0)
Net income attributable to noncontrolling interests	—	3.6	0.5	6.2
Interest expense, net of interest income of $2.4, $2.9, $4.7, $5.8 respectively*	2.2	13.3	13.8	25.9
Provision for income taxes	9.7	3.6	20.5	13.0
Depreciation	24.1	24.5	48.3	49.5
Amortization	22.4	12.1	36.0	21.6
EBITDA	$(18.1)	$57.8	$(10.6)	$84.2

Postretirement expense	$24.9	$23.6	$48.4	$47.1
Debt extinguishment, cost reduction and other expenses**	42.8	7.0	73.7	9.5
Non-cash share based expense	2.9	2.6	8.0	7.3
Other expense, net adjustment***	(2.3)	3.5	2.1	11.1
Adjusted EBITDA	$50.2	$94.5	$121.6	$159.2

*Included in other expense, net on the consolidated statements of income
**Reduced for depreciation and amortization included above
***Other (income) expense, net as reported on the consolidated statements of income less postretirement expense, interest income and items included in debt extinguishment, cost reduction and other expenses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$438.8	$569.4	$954.2	$1,123.9
Non-GAAP revenue	$438.8	$562.9	$953.3	$1,115.4
Net income (loss) from continuing operations attributable to Unisys Corporation as a percentage of revenue	(17.4)%	0.1%	(13.6)%	(2.8)%
Non-GAAP net income (loss) from continuing operations attributable to Unisys Corporation as a percentage of Non-GAAP revenue	(2.2)%	6.0%	(0.9)%	2.5%
Adjusted EBITDA as a percentage of Non-GAAP revenue	11.4%	16.8%	12.8%	14.3%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP SEGMENT REPORTING TO NON-GAAP SEGMENT REPORTING
(Unaudited)
(Millions)

	Three Months Ended		Six Months Ended
Services Segment	June 30,		June 30,
	2020	2019	2020	2019
GAAP total revenue	$396.0	$481.0	$821.9	$955.0
Restructuring reimbursement	—	(6.5)	(0.9)	(8.5)
Non-GAAP revenue	$396.0	$474.5	$821.0	$946.5

GAAP gross margin	$61.5	$79.3	$116.4	$150.8
Restructuring reimbursement	—	(6.5)	(0.9)	(8.5)
Non-GAAP gross margin	$61.5	$72.8	$115.5	$142.3

GAAP operating profit	$(1.6)	$9.0	$(15.6)	$7.6
Restructuring reimbursement	—	(6.5)	(0.9)	(8.5)
Non-GAAP operating profit (loss)	$(1.6)	$2.5	$(16.5)	$(0.9)

GAAP gross margin %	15.5%	16.5%	14.2%	15.8%
Non-GAAP gross margin %	15.5%	15.3%	14.1%	15.0%
GAAP operating profit %	(0.4)%	1.9%	(1.9)%	0.8%
Non-GAAP operating profit (loss) %	(0.4)%	0.5%	(2.0)%	(0.1)%

	Three Months Ended		Six Months Ended
Total Unisys	June 30,		June 30,
	2020	2019	2020	2019
GAAP total revenue	$438.8	$569.4	$954.2	$1,123.9
Restructuring reimbursement	—	(6.5)	(0.9)	(8.5)
Non-GAAP revenue	$438.8	$562.9	$953.3	$1,115.4

GAAP gross margin	$74.9	$152.6	$188.0	$277.7
Restructuring reimbursement	—	(6.5)	(0.9)	(8.5)
Cost reduction expense	6.9	(1.0)	12.8	(4.7)
Non-GAAP gross margin	$81.8	$145.1	$199.9	$264.5

GAAP operating profit	$(8.5)	$53.0	$11.6	$78.2
Restructuring reimbursement	—	(6.5)	(0.9)	(8.5)
Postretirement expense	0.8	0.8	1.6	1.6
Cost reduction and other expense	8.5	8.0	17.0	10.6
Non-GAAP operating profit	$0.8	$55.3	$29.3	$81.9

GAAP gross margin %	17.1%	26.8%	19.7%	24.7%
Non-GAAP gross margin %	18.6%	25.8%	21.0%	23.7%
GAAP operating profit %	(1.9)%	9.3%	1.2%	7.0%
Non-GAAP operating profit %	0.2%	9.8%	3.1%	7.3%